Exhibit 10.2
$8,000,000.00 Term Note
dated January 3, 2005
THIRD MODIFICATION AGREEMENT
     This Third Modification Agreement (“Third Modification Agreement”) is effective as of August 28, 2006. The parties to the Third Modification Agreement are Natural Gas Services Group, Inc. (“Borrower”) and Western National Bank (“Lender”).
RECITALS
     On January 3, 2005, Borrower executed and delivered to Lender that certain Term Promissory Note in the original principal sum of $8,000,000.00, bearing interest at the rate stated therein, with a stated final maturity date of January 1, 2012, as modified in Modification Agreement dated May 1, 2005, and further modified in Second Modification Agreement dated March 24, 2006 (the “Note”). The Note was made pursuant to that certain Third Amended and Restated Loan Agreement dated January 3, 2005, as amended and restated in that certain Fourth Amended and Restated Loan Agreement dated March 14, 2005, as modified in First Modification to Fourth Amended and Restated Loan Agreement dated May 1, 2005, and further amended and restated in Fifth Amended and Restated Loan Agreement dated September 26, 2005, and further amended and restated in Sixth Amended and Restated Loan Agreement dated January 3, 2006 (the “Loan Agreement”). All liens, security interests and assignments securing the Note are collectively called the “Liens”. Terms defined in the Note or the Loan Agreement and not otherwise defined herein shall have the same meanings here as in those documents.
     At Borrower’s request, Borrower and Lender have agreed to enter into this Third Modification Agreement to modify the interest provisions of the Note and to ratify the Liens.
AGREEMENT
     1. Modification of Interest Provisions of the Note. In lieu of the following provisions which were contained in the first paragraph of the Note:
“...at a rate per annum which shall from day to day be equal to the lesser of (a) a rate per annum (the “Established Rate”) equal to the Prime Rate in effect from day to day, or (b) the Highest Lawful Rate, in each case calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days.”
such provisions of the Note are changed to read in their entirety as follows:
“...at a rate per annum which shall be equal to the lesser of (a) seven and one-half percent (7.50%) (the “Established Rate”), or (b) the Highest Lawful Rate, in each case calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days.”
     2. Ratification of Liens. Borrower and Lender further agree that all Liens securing the Note shall continue and carry forward until the Note and all indebtedness evidenced thereby is paid in full. Borrower further agrees that such liens are hereby ratified and affirmed as valid and subsisting against the collateral described therein, and that this

Third Modification Agreement shall in no manner vitiate, affect or impair the Note or the Liens (except as expressly modified in this Third Modification Agreement) and that such Liens shall not in any manner be waived, released, altered or modified.
     3. Miscellaneous.
(a)	As modified hereby, the provisions of the Note and the Liens shall continue in full force and effect, and Borrower acknowledges and affirms its liability to Lender thereunder. In the event of an inconsistency between this Third Modification Agreement and the terms of the Note or of the Liens, this Third Modification Agreement shall govern.

(b)	Borrower hereby agrees to pay all costs and expenses incurred by Lender in connection with the execution and administration of this Third Modification Agreement.

(c)	Any default by Borrower in the performance of its obligations herein contained shall constitute a default under the Note and the Liens and shall allow Lender to exercise any or all of its remedies set forth in such Note and Liens or at law or in equity.

(d)	Lender does not, by its execution of this Third Modification Agreement, waive any rights it may have against any person not a party hereto.

(e)	All terms, provisions, covenants, agreements, and conditions of the Note and the Liens are unchanged, except as provided herein. Borrower agrees that this Third Modification Agreement and all of the covenants and agreements contained herein shall be binding upon Borrower and shall inure to the benefit of Lender and each of their respective heirs, executors, legal representatives, successors, and permitted assigns.
THIS THIRD MODIFICATION AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Borrower:

Natural Gas Services Group, Inc.

By:	/s/ Stephen C. Taylor

Stephen C. Taylor, President

Lender:

Western National Bank

By:	/s/ Scott A. Lovett

Scott A. Lovett, Executive Vice President

STATE OF TEXAS	§
§
COUNTY OF MIDLAND	§
     This instrument was acknowledged before me on September 1, 2006, by Stephen C. Taylor, President of Natural Gas Services Group, Inc., a Colorado corporation, on behalf of said corporation.

/s/ Lisa D. Taylor Notary Public, State of Texas

STATE OF TEXAS	§
§
COUNTY OF MIDLAND	§
     This instrument was acknowledged before me on September 1, 2006, by Scott A. Lovett, Executive Vice President of Western National Bank, a national banking association, on behalf of said association.

/s/ Lisa D. Taylor Notary Public, State of Texas

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